SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 March 17, 1999



                                  PROCEPT, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-21134                04-2893483
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)            Identification No.)



               840 Memorial Drive, Cambridge, Massachusetts 02139
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (617) 491-1100

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Item 2.  Acquisition or Disposition of Assets

         On March 17, 1999, Procept, Inc. ("Procept") completed its acquisition of Pacific Pharmaceuticals, Inc. ("Pacific"). The acquisition was structured as a merger (the "Merger") of a wholly- owned subsidiary of Procept with and into Pacific pursuant to an Agreement and Plan of Merger dated as of December 10, 1998, as amended (the "Merger Agreement"). The merger was a tax-free reorganization and is being accounted for using the purchase method of accounting. The aggregate purchase price of $3.8 million, plus estimated acquisition costs of $1.5 million, assumed liabilities of $6.4 million and $1.0 million for the value of the stock options and warrants being issued to the Pacific holders were allocated to the acquired tangible and intangible assets based on their estimated respective fair values. Approximately $8.1 million of the purchase price has been allocated to in-process research and development and expensed in the first quarter of 1999.

         The outstanding shares of common stock of Pacific, $0.02 par value, ("Pacific Common Stock") and the outstanding shares of preferred stock of Pacific, $25 par value, ("Pacific Preferred Stock" and together with the Pacific Common Stock, the "Pacific Stock"), were converted into the right to receive an aggregate of approximately 2,755,000 shares of Procept common stock, $0.01 par value ("Procept Common Stock"). The holders of Pacific Preferred Stock also received an aggregate of approximately 414,584 shares of Procept Common Stock pursuant to certain contractual rights that were granted to such holders in the merger. Procept assumed all outstanding options and warrants to purchase Pacific Stock by issuing Procept options and warrants for approximately 1,773,078 shares of Procept Common Stock. Concurrently with the merger, Procept issued approximately 1,125,032 shares of Procept Common Stock to certain third parties and assumed obligations of Pacific which may involve the issuance of additional shares of Procept Common Stock.

         The number of shares of Procept Common Stock delivered as the merger consideration was determined through arms-length negotiation between the parties. The Boards of Directors of Pacific and Procept, however, were aware of several potential conflicts of interest of certain officers and directors. Michael Weiss and Elliot Vernon serve on both the Boards of Directors of Procept and Pacific and were initially appointed to these respective board positions pursuant to contractual rights of Paramount Capital LLC or its affiliates ("Paramount"). In addition, Michael Weiss is an employee of Paramount. Paramount controls significant stockholders of both Procept and Pacific and is entitled to receive a fee in connection with the merger as well as certain milestone payments in the future pursuant to a Financial Advisory Agreement and an Introduction Agreement, both by and between Pacific and Paramount. Mr. Weiss and Mr. Vernon were not on the Procept Special Committee of the Board of Directors which authorized the merger, and they abstained from voting when the Pacific Board of Directors voted to approve the merger.

         The licenses and other assets acquired in the Merger were used by Pacific in the development and commercialization of medical products. Procept intends that Pacific, as a wholly-owned subsidiary of Procept, will continue to engage primarily in the development and commercialization of medical products based on biotechnological research regarding the treatment and detection of cancer and other diseases.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  The financial statements and accountants' report required to be filed under this item were previously filed as part of Procept's Registration Statement on Form S-4 (File No. 333-69821), declared effective on February 10, 1999 and incorporated herein by reference.


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         (b)      Pro Forma Financial Information.

                  The pro forma financial information required to be filed under this item was previously filed as part of Procept's Registration Statement on Form S-4 (File No. 333-69821), declared effective on February 10, 1999 and incorporated herein by reference.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger between Procept, Inc., Procept Acquisition Corp. and Pacific Pharmaceuticals, Inc. dated December 10, 1998, as amended, previously filed as Annex A and Annex A-1 to Procept's Registration Statement on Form S-4 (File No. 333-69821), declared effective on February 10, 1999 and incorporated herein by reference.

                  4.1      Form of 1995 Unit Purchase Warrant.  Filed herewith.

                  4.2      Form of 1997 Unit Purchase Option.  Filed herewith.

                  4.3      Form of Class A Warrant.  Filed herewith.

                  4.4      Form of Class B Warrant.  Filed herewith.

                  4.5 Form of Warrant to Purchase Shares of Common Stock issued to Aries Trust and Aries Domestic Fund, L.P. Filed herewith.

                  99.1     Press release dated March 18, 1999. Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 30, 1999                  PROCEPT, INC.


                                       By: /s/ John F. Dee
                                           -------------------------------------
                                           John F. Dee
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit
   No.            Description
-------           -----------

2.1 Agreement and Plan of Merger between Procept, Inc., Procept Acquisition Corp. and Pacific Pharmaceuticals, Inc. dated December 10, 1998, as amended, previously filed as Annex A and Annex A-1 to Procept's Registration Statement on Form S-4 (File No. 333-69821), declared effective on February 10, 1999 and incorporated herein by reference.

4.1      Form of 1995 Unit Purchase Warrant. Filed herewith.

4.2      Form of 1997 Unit Purchase Option. Filed herewith.

4.3      Form of Class A Warrant. Filed herewith.

4.4      Form of Class B Warrant. Filed herewith.

4.5 Form of Warrant to Purchase Shares of Common Stock issued to Aries Trust and Aries Domestic Fund, L.P. Filed herewith.

99.1     Press release dated March 18, 1999. Filed herewith.